Exhibit 99.1

Press Release

Genuine Parts Company Names Leadership Teams and Board Leadership for Automotive and Industrial Businesses

Schedules December Investor Days to Highlight GPC and Motion Growth and Value Creation Initiatives

Separation Remains on Track for Completion in First Quarter 2027

ATLANTA, September 9, 2026 – Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, today announced future leadership teams and Board leadership for its Automotive and Industrial businesses as it advances its planned separation into two independent, publicly traded companies.

Upon completion of the separation, the company’s Automotive business will operate as Genuine Parts Company (“GPC”), and its Industrial business will operate as Motion.

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Court Carruthers, a current GPC Board member, has been appointed Chief Executive Officer-elect of GPC, effective immediately, and will assume the role of Chief Executive Officer upon completion of the separation, which is targeted for the first quarter of 2027.

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Jean-Jacques Lafont, a current GPC Board member and Co-founder of GPC’s European operations, has been appointed Non-Executive Chairman of GPC upon completion of the separation, bringing deep automotive aftermarket and independent-owner experience, global business expertise and a proven track record of organic and inorganic growth.

•	Will Stengel, current Chairman and Chief Executive Officer of GPC, will join Motion as Chairman and Chief Executive Officer upon completion of the separation.

“The Board undertook a thoughtful and deliberate process to identify the right leaders for GPC and Motion’s next chapters,” said Russ Hardin, Lead Director of Genuine Parts Company. “We have great confidence in Will Stengel and Court Carruthers and believe their leadership and relevant expertise, supported by strong management teams and Board leadership, positions both companies to pursue their distinct strategies, accelerate growth and create long-term shareholder value.”

Court Carruthers Appointed Chief Executive Officer-elect of Genuine Parts Company

Carruthers is a current member of the GPC Board of Directors and brings extensive operating and executive leadership experience in business-to-business distribution.

Most recently, Carruthers served as Chief Executive Officer of TricorBraun, a global packaging distribution leader with 110 locations across North America, Europe and Australasia. During his tenure, revenue and EBITDA tripled while the company significantly expanded its global footprint. Previously, he spent 13 years at W.W. Grainger in various global leadership roles, most recently as Group President, Americas, where he led a $9 billion distribution business across North and South America. Over his career, Carruthers has completed more than 100 acquisitions and brings deep experience in commercial growth, supply chain optimization, digital transformation and international expansion.

Carruthers also brings earlier experience in the automotive aftermarket and independent-owner model through Grainger’s former automotive joint venture in Canada. He has significant M&A, capital markets and public company governance expertise, including board service with US Foods, Ryerson Holding Corp., Foundation Building Materials and Dollarama. Carruthers holds a Doctor of Business Administration from Pepperdine University and is a CPA (Canada).

GPC Leadership Team and Board of Directors

The company also announced that Bert Nappier, currently Executive Vice President and Chief Financial Officer, will serve as Executive Vice President, Chief Financial and Operating Officer of GPC, effective immediately.

The GPC leadership team, upon the separation, will include the following individuals:

•	Court Carruthers, Chief Executive Officer-elect

•	Bert Nappier, Executive Vice President and Chief Financial and Operating Officer

•	Jenn Hulett, Executive Vice President and Chief People Officer

•	Chris Galla, Senior Vice President and General Counsel and Corporate Secretary

•	Alain Masse, President, North America Automotive

•	Franck Baduel, CEO European Automotive

•	Rob Cameron, Managing Director and Group CEO, Australasia

Upon the separation, the GPC Board leadership will include:

•	Jean-Jacques Lafont, Co-founder of GPC’s European business, as Non-Executive Chairman

•	Court Carruthers, Chief Executive Officer

Will Stengel Appointed Chairman and Chief Executive Officer of Motion

Stengel currently serves as Chairman and Chief Executive Officer of Genuine Parts Company and will join Motion as Chairman and Chief Executive Officer as it establishes itself as a standalone public company. He has served as a member of the GPC Board of Directors and as the company’s Chief Executive Officer since June 2024.

Stengel joined GPC in 2019 as Executive Vice President and Chief Transformation Officer, bringing nearly two decades of leadership and business-to-business distribution experience. He previously served as President of GPC from 2021 to 2023 and as President and Chief Operating Officer beginning in 2023. Prior to joining GPC, Stengel held numerous executive leadership roles at HD Supply, a diversified industrial distributor, including during its transition from a private to public company. Stengel also held strategy and M&A roles at The Home Depot and in investment banking.

James Howe Appointed President and Chief Operating Officer of Motion

Howe will continue to lead Motion’s day-to-day operations and strategy in an elevated role as President and Chief Operating Officer, effective immediately. Prior to being named President of Motion in 2024, Howe served as Motion’s Chief Commercial Officer and Chief Technology Officer. He has more than 30 years of experience at Motion, having held numerous field leadership roles before moving to the corporate office in 2019.

Howard Yu Appointed Executive Vice President and Chief Financial Officer of Motion

Yu will join Motion as Executive Vice President and Chief Financial Officer, bringing extensive finance, capital markets and public company experience as Motion prepares to launch as an independent public company.

Yu most recently served as Executive Vice President and Chief Financial Officer of Ball Corporation. Previously, he served as Chief Financial Officer of Envista Holdings, a publicly traded global company and spin-off from Danaher Corporation, and helped lead its separation and initial public offering in 2019. Over his 22-year career with Danaher and Envista, Yu served as Chief Financial Officer for multiple global divisions across Asia, Europe and Latin America and led successful M&A, allocated capital and built operational finance processes to enable shareholder value creation.

Yu began his career as a Senior Auditor at Deloitte & Touche and later held finance leadership roles at Hewlett-Packard, Conexant and Beckman Coulter.

Motion Leadership Team and Board of Directors

Kevin Stone, currently Senior Vice President, IT and Procurement, will serve as Executive Vice President, Chief Information Officer, and Billy Hamilton, currently Senior Vice President, People, will serve as Executive Vice President, Chief Human Resources Officer of Motion, effective immediately.

The Motion leadership team will include the following individuals:

•	Will Stengel, Chairman and Chief Executive Officer

•	James Howe, President and Chief Operating Officer

•	Howard Yu, Executive Vice President and Chief Financial Officer

•	Kevin Stone, Executive Vice President and Chief Information Officer

•	Billy Hamilton, Executive Vice President and Chief Human Resources Officer

The GPC Board is in active discussions with Motion director candidates that will bring relevant and complementary experience and will be announced at the appropriate time, effective upon the separation.

Investor Days

GPC and Motion will host separate investor days in New York City, with GPC’s Investor Day scheduled for December 8, 2026, and Motion’s Investor Day scheduled for December 9, 2026.

Members of each company’s leadership team will provide details on their respective businesses and outline their go-forward strategies for growth, focused investment and long-term value creation initiatives. Additional information, including webcast and registration details, will be provided in the coming weeks.

Advancing Toward Separation

As previously announced, the separation is expected to be completed in the first quarter of 2027, subject to customary conditions, including final approval by GPC’s Board of Directors and the effectiveness of a Form 10 registration statement filed with the U.S. Securities and Exchange Commission.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across North America, Europe and Australasia, while our Industrial Parts Group serves customers across North America and Australasia. We keep the world moving with a vast network of over 10,800 locations spanning 17 countries supported by more than 65,000 teammates. Learn more at genpt.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “project,” “continue,” “positioned,” “forecast,” “outlook,” and other similar expressions. While the Company believes expectations for the future are reasonable in view of currently available information, these forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) failure of the separation to qualify for the expected tax treatment; (d) the risk that GPC and Motion will not be separated successfully or such separation may be more difficult, time-consuming and/or costly than expected; (e) the possibility that the strategic, operational and financial opportunities from the separation may not be achieved; and (f) the other risks, uncertainties and other factors discussed under “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Statements in this press release that are “forward-looking” include, without limitation, statements regarding the planned separation of GPC’s Global Automotive and Global Industrial businesses, including the expected timing and anticipated benefits of the separation, the planned leadership teams, management appointments and boards of directors of GPC and Motion following the separation, the expected appointment of additional directors to the boards of GPC and Motion, the planned investor days for GPC and Motion and the go-forward strategies and future performance of GPC and Motion if the separation is completed. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures on related subjects in the Company’s subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the Securities and Exchange Commission.

Contacts

Investor Contact:	Media Contact:

Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President - Investor Relations	Vice President - Global Strategic Communications

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